UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 21, 2019

ENTERGY TEXAS, INC.
(Exact name of registrant as specified in its charter)

Texas	1-34360	61-1435798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10055 Grogans Mill Road, The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(409) 981-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Mortgage Bonds, 5.625% Series due June 2064	EZT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of August 21, 2019, Entergy Texas, Inc. (the “Company”) amended and restated both its Certificate of Formation and Bylaws.

The Certificate of Formation was revised to authorize the Company to issue 20,000,000 shares of Preferred Stock, with no par value (“Preferred Stock”), in addition to the 200,000,000 shares of common stock already authorized under the original Certificate of Formation, and to provide the Board of Directors the authority to, from time to time, establish by resolution one or more series of unissued shares of Preferred Stock by specifying the designations, preferences, limitations, and relative rights, including voting rights, of the series to be established and to issue shares of the series of Preferred Stock so established.

The Certificate of Formation was also revised to add new provisions which provide that:

(i)only the vote or concurrence of the holders of shares having a majority of the votes entitled to be cast shall be required on any action to be taken by the Company’s shareholders under the Texas Business Organizations Code that requires the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast with respect to any such action;

(ii)special meetings of shareholders of the Company may be called by the Company’s Board of Directors, its president, any other person authorized to call a special meeting or holders of shares having at least 25% of the votes entitled to be cast on the matter or matters to be considered at any such special meeting;

(iii)directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for an act or omission occurring in the director’s capacity as a director, except as provided by the statutes of the State of Texas;

(iv)the Company’s officers and directors are indemnified to the fullest extent permitted by law against expenses incurred in threatened, pending or completed proceedings to which they are a party by reason of their position at the Company;

(v)any action that may be or is required under the Texas Business Organizations Code to be taken at a meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted; and

(vi)the right to amend the Bylaws of the Company is reserved to the Board of Directors.

The Bylaws were revised to conform to the provisions of the Amended and Restated Certificate of Formation described above and to clarify the procedures for the establishment of record dates in connection with shareholder actions and meetings.

The Amended and Restated Certificate of Formation and Amended and Restated Bylaws are attached to this report as Exhibits 3.1 and 3.2, respectively.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Formation of Entergy Texas, Inc.
3.2	Amended and Restated Bylaws of Entergy Texas, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Texas, Inc.
(Registrant)
Date: August 21, 2019
/s/ Marcus V. Brown
(Signature) Marcus V. Brown Executive Vice President and General Counsel